CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and "Financial Highlights" in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 138 to File No. 333-151713; Amendment No. 141 to File No. 811-22209) of Global X Funds of our report dated January 28, 2014, included in the 2013 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 2014